EXHIBIT 99.1

Date: February 24, 2010

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NEWS RELEASE

SAGE AND GRYPHON TO JV BOREALIS GOLD PROJECT NEVADA

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Sage Gold, Inc. (TSX.V: SGX) and Gryphon Gold Corporation (TSX: GGN; OTC.BB: GYPH) announced that they have executed a binding Letter of Intent dated February 23, 2010 pursuant to which Gryphon has agreed to grant Sage the right to earn a 50% undivided interest in the fully permitted Borealis gold project (“Borealis Project”) located in the Walker Lane Mineral Belt of Southwest Nevada.

Highlights of the Borealis Project:

•	Mineable Reserves as follows:
-	Proven and Probable Gold Reserves: 377,356 ounces
-	Proven and Probable Silver Reserves: 3,226,700 ounces

•	Total Inferred Resource of 350,044 ounces of gold.

•	Total Measured and Indicated Sulphide (“M&I”) Resource of 1,084,200 ounces of gold.

•	Total Inferred Sulphide Resource of 715,800 ounces of gold.

•	Fully permitted for oxide gold production. Borealis had prior successful oxide gold mining.

•	Production anticipated to begin 9 months after construction initiated.

•	Financial Model of Mineable Reserves (Pre-Feasibility Study) at US$800 gold price :
•	Initial Capital Cost	•	US$17.2 million (ex-Owner’s Costs)
•	Cash Operating Cost	•	US$476/ounce of gold equivalent
•	Net Present Value @5%	•	US$12.5 million (after recovery of Capital)
•	IRR	•	27%
•	Initial Mine Life	•	5 years
•	Payback Period on Capital	•	2.25 years

•	Exploration potential – additional oxide and sulphide mineralization: 27.5 square mile land holdings. Established correlation between geophysical anomalies and potential new gold zones.

The Reserves and Resources for the Borealis Project set above have been derived from the September 21, 2009 independent Pre-Feasibility Study prepared by Dr. Roger Steininger (QP) consultant to Gryphon Gold Corporation and John Danio, consultant to Telesto Nevada Inc., in accordance with NI 43-101 which is available on www.sedar.com.

Gryphon’s President and CEO John Key commented, “I am very pleased Sage Gold and Gryphon Gold are partnering on the development of the Borealis Project. Gryphon and Sage expect to jointly manage the Borealis Project into production in the near term. Sage brings corporate and financial expertise required to advance the project, benefiting the shareholders of both companies. Gryphon and Sage agree that the Borealis property represents an excellent near term production opportunity in Nevada and also has exploration potential for additional oxide and sulphide resources. Together, Gryphon and Sage will seek project financing for the Borealis Project. We look forward to working with the Sage team to realize our shared vision for Borealis.”

Sage President & CEO Nigel Lees stated; “This agreement marks a milestone in our company. The Borealis Project is a unique opportunity for Sage; it represents short term oxide production with a large sulphide gold resource that could potentially sustain a major mining operation. This combined with our recent announcement on the Clavos property agreement represents a quantum leap in Sage’s objectives to become a gold producer with a high grade underground gold project in Timmins and the Borealis permitted leachable gold oxide reserve in Nevada potentially followed by a long term underground gold sulphide operation. Both projects exhibit significant potential for additions to the existing reserve and resource categories. We are very pleased to work with Gryphon to develop this first class asset”.

Summary of Mineral Reserve and Resource Estimate for the Borealis property

	Gold Tons	Avg. Au Grade (ounces per ton)	Contained Oz
Proven and Probable Gold Reserves	16,650,000	0.023	377,356

Remaining Oxide/Mixed Resource
Inferred In-situ	11,064,000	0.019	211,344
Inferred Heaps and Dumps	14,064,000	0.010	138,700

Remaining Sulphide Resources
M&I	21,016,000	0.052	1,084,200
Inferred	22,457,000	0.032	715,800

Inferred oxide resources were not included in the economic model due to lack of sufficient verification by drilling and other uncertainties. Additional drilling, assaying, and metallurgical testing may result in reclassification of a portion of the inferred oxide resources to either waste or to a measured and indicated resource category. The sulphide resources do not have demonstrated economic viability and should not be relied upon.

Under the terms of the LOI, Sage has the option to earn an undivided 50% interest in the Borealis Project. The option exercise terms are set forth below.

-	Sage made a US$100,000 cash payment concurrent with LOI.

-	Sage will agree to invest US$400,000 in a private placement in Gryphon units. Each unit comprises one common share and one half of a share purchase warrant.

-	Sage and Gryphon will enter into a definitive option agreement on or before March 5, 2010, subject to regulatory and other approvals.

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The option agreement will provide for an option period through December 31, 2010, which may be extended for a period of up to six months, and provide for a Borealis project team to advance the Borealis Project during the option period.

-	Sage and Gryphon will jointly fund the approved expenditures during the option period, subject to certain exceptions and adjustments.

-	Sage will invest US$9,000,000 as and by way of a capital contribution to the joint venture if Sage elects to exercise its option to acquire its 50% participating interest.

-	Sage (together with Gryphon) will arrange project financing. Sage and Gryphon have been in discussions with debt and equity financial partners to place the Borealis Project into production.

-	Sage will issue to Gryphon common shares of Sage with a value equal to US$1,000,000, subject to TSX Venture Exchange approval or, will make the payment in cash upon exercise of the option.

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Upon the classification of an additional 100,000 ounces of gold Reserves as Proven and Probable Sage will pay Gryphon a cash payment of US$1,000,000, and up to an additional US$1,000,000 for up to an additional 100,000 ounces of gold Reserves classified as Proven and Probable (maximum US$2,000,000).

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Advisory fees related to this transaction payable by Sage of 2,000,000 Sage shares and 2,000,000 two year warrants exercisable to purchase Sage shares at $0.06 per share subject to regulatory approval.

The transaction is subject to due diligence, receipt of requisite approval including the approval of the Toronto Stock Exchange with respect to Gryphon and the TSX Venture Exchange with respect to Sage and the execution and delivery of a definitive option agreement.

Geology and Mineralization of the Borealis Property

Epithermal gold and silver mineralization at Borealis is hosted by Miocene pyroclastics/tuffs,

andesite flows, dacite flows, and laharic breccias. Structures are dominantly northeast-striking faults with steep dips and generally west-northwest-striking faults with steep southerly dips.

Both of these fault systems lie on regional trends of known mineralized systems; thus, Borealis appears to be at a major intersection of structural and mineralized trend systems.

Gold mineralization is often associated with hydrothermal breccias, pervasive silica, and

Sulphides principally pyrite. It is likely that the higher-grade deposits may have been localized along the intersections of small second-order faults with the major feeder structures. Many of the oxide deposits at the project site, such as the Borealis deposit, have a flat-lying tabular shape and appear to have formed within gently dipping volcanic units. The pyroclastic/tuff unit is the most favorable host for gold mineralization.

During its emplacement, finely-disseminated gold found in the Borealis mineralizing system was enclosed in pyrite, and through natural weathering and oxidation, this gold was released and made available to extraction by cyanidation. Gold still bound in pyrite or pyrite-silica is not recovered easily by a simple cyanide heap-leach operation. Widely-spaced drilling indicates that pediment gravels cover the majority of the altered and mineralized volcanics over a 7-mile-long zone in the southern and southwestern parts of the district. Much of this area has received only minor testing with systematic multi-disciplinary exploration.

SAGE is a mineral exploration and development company which has primary interests in exploration properties in Ontario. Its main properties are the recently acquired Clavos Gold property in Timmins, the Cox Cu-Ni deposit and the Golden Extension on the Jacobus property, the Lynx deposit on the Onaman property, the Paint Lake and Pillars properties in the Beardmore- Geraldton Gold camp. Technical reports relating to the properties can be obtained from the System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com.

The Borealis property is described in the technical report (the “technical report”) dated September 21, 2009 titled Pre Feasibility Study on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”). The technical report describes the exploration history, geology and style of gold mineralization at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The technical report also includes a description of environmental and permitting matters.

Sage Gold Inc.
365 Bay Street, Suite 500 Toronto, Ontario M5H 2V1
Tel: (416) 204-3170
Fax: (416) 260-2243
www.sagegoldinc.com
Trading Symbol TSX.V: SGX

For further information contact:
Nigel Lees, President and CEO, or
Mike O’Brien, Manager/Investor Relations	Gryphon Gold Corporation
Suite 711-675 West Hastings Street
Vancouver, BC
Canada V6B 1N2
Tel: +1 888.261.2229
Fax: +1 604.608.3262
www.gryphongold.com
John L. Key, President and CEO
       Tel: +1 775.853.8814
e-mail:jkey@gryphongold.com
Bill Wilson, CFO
       Tel: +1 775.853.8814
e-mail:bwilson@gryphongold.com
Lisanna Lewis, Controller
       Tel: +1 604.261.2229
e-mail:llewis@gryphongold.com

This release as it relates to Gryphon was prepared by the management of Gryphon. This release as it relates to Sage was prepared by Sage management. Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada. Nevada Eagle Resources, a wholly owned subsidiary, has approximately 54 highly prospective gold properties located in desirable gold trends in Nevada. Nevada Eagle’s Golden Arrow property (leased to Nevada Sunrise Gold Corp.) contains a NI 43-101 compliant resource of 296,500 ounces of gold (measured and indicated1) and 50,400 inferred ounces of gold1. Nevada Eagle’s other principal properties have a cumulative 550,000 of historical ounces of gold (the historical estimates are based on internal reports prepared by prior owners prior to February, 2001, and were not prepared in accordance with CIM NI 43-101 standards, and thus their reliability has not been verified). A number of Nevada Eagle’s principal properties are subject to joint venture or farm-in agreements in favor of third parties.

1Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. This press release contains “forward-looking statements” and “forward-looking information” within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) statements with respect to projections and expectations related to the results and projections contained in the pre-feasibility study regarding the Borealis resource, including, the expected mine life, recovery, capital costs, cash operating costs and other costs and anticipated production of the described open-pit oxide heap leach mine at the Borealis property, anticipated internal rate of return, anticipated payback period, availability of capital for development and the affect of the pre-feasibility study on the company’s ability to raise capital for development, sensitivity to metal prices and ore grade, resource estimates on the Borealis resource, pediment exploration plans and other plans, projections, estimates and expectations; and 2) statements with respect to the expected terms of the option agreement and joint venture agreement. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that the option agreement may not be completed or that Sage may not exercise its option thereunder, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and Sage and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on February 13, 2009, as amended March 10, 2009, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). In addition, the pre-feasibility study uses an estimate of metal prices based on historical and future metal prices. The operating and capital costs in the pre- feasibility study were developed to be reasonable estimates within industry benchmarks. There is no certainty that the results of the pre-feasibility study will ever be realized. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on our website: www.gryphongold.com and

www.sec.gov or www.sedar.com. For further information contact: John Key, CEO, by phone: 775-853-8814, or email at jkey@gryphongold.com. The information in this press release as it relates to the mineral resources of the Borealis property and the pre feasibility study was reviewed by Dr. R. Steininger of Reno, NV, a Qualified Person as defined by NI 43-101 of the Canadian Securities Administrators. Dr. Steininger in a consulting geologist retained by Gryphon Gold, is the principal author of the technical report and is considered independent of Gryphon Gold for the purposes of NI 43-101. Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects. All mineral resource estimates contained in this press release, including the terms “measured resources,” “indicated resources” and “inferred resources”, have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the SEC. The resource information contained in this press release is not comparable to similar information disclosed by U.S. companies. See the Cautionary Notes to U.S. Investors above.

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